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                                                                      EXHIBIT 11


                             CALCULATION OF EARNINGS
                            PER SHARE OF COMMON STOCK
                            (In thousands of shares)


                                             Thirteen Weeks Ended                      Twenty-Six Weeks Ended
                                        -----------------------------               -----------------------------
                                        June 28,             June 29,               June 28,             June 29,
                                          1998                1997                    1998                 1997
                                        --------             --------               --------             --------
Number of shares of
Class A and Class B
Common stock outstanding
at beginning of
period                                   10,081              10,805                  10,089                10,910

Issuance of shares of
Class B common stock
(weighted), net of
forfeiture of re-
stricted stock awards                        10                   2                       8                   19

Repurchase of Class B
common stock (weighted)                      (3)                (64)                    (11)                (132)
                                          -----              ------                  ------               ------

Shares used in the computation
of basic earnings per share              10,088              10,743                  10,086               10,797

Adjustment to reflect
dilution from common stock
equivalents                                  48                  29                      46                   22
                                         ------              ------                  ------              -------

Shares used in the computation
Of diluted earnings per share            10,136              10,772                  10,132               10,819
                                         ------              ------                  ------              -------

Net income available for
common shares                           $63,543             $71,118                $270,940             $118,334
                                         ------              ------                 -------              -------

Basic earnings per common
share                                     $6.30              $ 6.62                  $26.86               $10.96
                                           ----               -----                   -----                -----

Diluted earnings
per common share                          $6.27              $ 6.60                  $26.74               $10.94
                                           ----               -----                   -----                -----